UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2013

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In a Current Report on Form 8-K filed on December 5, 2012, Dell reported that Stephen F. Schuckenbrock has announced his resignation as Dell’s President, Services. In connection with the expected end of Mr. Schuckenbrock’s employment with Dell on March 31, 2013, Mr. Schuckenbrock and Schuckenbrock Consulting, LLC, a company owned and controlled by Mr. Schuckenbrock (the “Consultant”), entered into a Consultancy Agreement with Dell on February 22, 2013. Pursuant to the Consultancy Agreement, the Consultant, through Mr. Schuckenbrock, will provide consulting services to Dell in the area of services and cloud computing through March 31, 2014, unless the agreement is terminated on an earlier date. The Consultant will be paid a lump sum of $500,000 on or before April 30, 2013 and a lump sum of $1,000,000 on April 1, 2014 unless, among other matters, the Consultant terminates the Consultancy Agreement for any reason, or unless Dell terminates the agreement upon the occurrence of an event constituting “cause” under the agreement, before the applicable payment date. Under the Consultancy Agreement, cause is defined to include Mr. Schuckenbrock’s violation of his non-compete agreement with Dell, including in connection with his acceptance of full-time employment with another entity. If, after April 1, 2013, the Consultant terminates the Consultancy Agreement or Mr. Schuckenbrock begins full-time employment with another entity that does not violate his non-compete agreement, the consultancy will terminate and Dell will pay the Consultant on April 1, 2014 an amount equal to $19,231 for each week or part of a week that will have elapsed from April 1, 2013 through the earliest of the date on which the termination became effective, the date on which Mr. Schuckenbrock began his employment, or April 1, 2014. In the circumstances referred to in the preceding sentence, the Consultant will not be entitled to any other payments under the Consultancy Agreement. The Consultant and Mr. Schuckenbrock have agreed with Dell to comply with customary non-compete, non-solicitation, confidentiality and non-disparagement undertakings.

The foregoing description of the Consultancy Agreement is a summary only and is qualified in its entirety by the full text of the Consultancy Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference in this Item 5.02(e).

Item 9.01 —	Financial Statements and Exhibits.

Dell herewith files the following document as an exhibit to this report:

(d)	Exhibits

Exhibit Number	Description

10.1	Consultancy Agreement among Dell Inc., Schuckenbrock Consulting, LLC, and Stephen F. Schuckenbrock, dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: February 28, 2013	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consultancy Agreement among Dell Inc., Schuckenbrock Consulting, LLC, and Stephen F. Schuckenbrock, dated February 22, 2013